Exhibit 3.1

BY-LAWS

OF

THE HOME DEPOT, INC.

(As Amended and Restated Effective November 20, 2008)

ARTICLE I.

MEETINGS OF SHAREHOLDERS

SECTION l.  The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as shall have been properly brought before the meeting shall be held on such date and at such time and place as the Board of Directors may by resolution provide.  To be properly brought before an annual meeting, business must be:  (a) specified in the notice of meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.  For business to be properly brought before an annual meeting by a shareholder, (i) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) the subject matter thereof must be a matter which is a proper subject matter for shareholder action at such meeting, and (iii) the shareholder must be a shareholder of record of the Corporation at the time the notice provided for in this Section 1 is delivered to the Secretary of the Corporation and entitled to vote at the annual meeting.

Except as otherwise provided in the Certificate of Incorporation, to be considered timely notice, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundredth twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundredth twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.  Such shareholder’s notice shall set forth as to each matter such shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and the text of the proposal or business (including the text of any resolution proposed for consideration, and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address of such shareholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner, (ii) a list of the class and number of shares of the Corporation that are owned of record or beneficially, as of the date of the shareholder’s notice, and a representation that the shareholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any material interest of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, in such business, (iv) a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such business between or among the shareholder or beneficial owner and any of its affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that the shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, and (v) a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or beneficial owner or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or beneficial owner or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, and (d) whether either such shareholder or beneficial owner, alone or as part of a group, intends to solicit or participate in the solicitation of proxies from the holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal.

The foregoing notice requirements of this Section 1 shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The chairman of an annual meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any item of business has been properly brought before the meeting in accordance with these By-Laws, and if the chairman should so determine and declare that any item of business has not been properly brought before an annual meeting, then such business shall not be transacted at such meeting.

Notwithstanding the foregoing provisions of this Section 1, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders of the Corporation to present an item of business or is no longer a holder of record on the date of such meeting, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For the purposes of this Section 1, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

SECTION 2.  (a) Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President or the Board of Directors.

(b) Special meetings of the shareholders may be called by the shareholders following receipt by the Secretary of the Corporation of a written request for a special meeting (a “Special Meeting Request”) from the record holders of shares representing at least 25% of the outstanding common stock of the Corporation (the “Requisite Holders”) if such Special Meeting Request complies with the requirements set forth in this Section 2. The Board of Directors shall determine whether all such requirements have been satisfied and such determination shall be binding on the Corporation and its shareholders. If a Special Meeting Request complies with this Section 2, the Board of Directors shall determine the place, date and time of a special meeting requested in such Special Meeting Request; provided, however, the Board of Directors may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item”, and the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) for shareholder approval at any other meeting of shareholders that is held not less than one hundred twenty (120) calendar days after the Secretary receives such Special Meeting Request.

A Special Meeting Request must be delivered by hand, by registered U.S. mail, or by courier service to the attention of the Secretary of the Corporation. A Special Meeting Request shall only be valid if it is signed and dated by each of the Requisite Holders and if such request includes: (i) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting, and any material interest of each shareholder or any beneficial owner in the business proposed to be conducted at the special meeting, (ii) the text of any proposed amendment to the By-Laws to be considered at the special meeting, (iii) the name and address, as they appear on the Corporation’s books, of each shareholder of record signing such request, the date of each such shareholder’s signature and the name and address of any beneficial owner on whose behalf such request is made, (iv) the number of shares of the Corporation’s common stock that are owned of record or beneficially by each such shareholder and any such beneficial owner and documentary evidence of such record or beneficial ownership, (v) a representation that the shareholders and such beneficial owners submitting the Special Meeting Request intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting, (vi) if any shareholder submitting the Special Meeting Request intends to solicit proxies with respect to the shareholders’ proposal(s) or business to be presented at the special meeting, a representation to that effect, and (vii) if the purpose of the special meeting includes the election of one or more directors, all information such shareholder(s) would be required to include in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act.

A Special Meeting Request shall not be valid if (i) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law, (ii) a Similar Item was presented at any meeting of shareholders held within one hundred twenty (120) calendar days prior to receipt by the Corporation of such Special Meeting Request (iii) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a shareholder meeting that has been called but not yet held, or (iv) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) calendar days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of that year’s annual meeting of shareholders.

Shareholders may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting; provided however, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

If none of the shareholders who submitted the Special Meeting Request for a special meeting of shareholders appears or sends a representative to present the proposal(s) or business submitted by the shareholders for consideration at the special meeting, the Corporation need not present such proposal(s) or business for a vote at such meeting.

This Section 2(b) will be effective only upon the effectiveness of an amendment to the Corporation’s Certificate of Incorporation to delete the requirement that special meetings of shareholders may be called only by the Chairman of the Board of Directors, the President or the Board as set forth in Article Sixth thereof.

SECTION 3.  Written notice of each annual or special meeting of the shareholders, specifying the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given at least ten (10) but not more than sixty days (60) prior to such meetings to each shareholder entitled to vote at such meeting; provided, however, that notice of any meeting to take action on a proposed merger or consolidation of the Corporation or on a proposed sale of all or substantially all of the assets of the Corporation shall be given at least twenty (20) but not more than sixty days (60) prior to such meeting.  Notice of a special meeting of the shareholders shall also state the purpose or purposes for which the meeting is called.  Each notice of a special meeting of shareholders shall indicate that it has been issued by or at the direction of the person or persons calling the meeting.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

A written waiver of notice signed by the shareholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

SECTION 4.  Every annual meeting of the shareholders shall be held at such place within or without the State of Delaware as may be determined by the Board of Directors and stated in the notice of any such meeting, and every special meeting shall be held at such place within or without the State of Delaware as may be stated in the notice of such special meeting.  The Board of Directors may determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communications in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 5.  No business shall be transacted at any special meeting of the shareholders except that business which is related to the purpose or purposes set forth in the notice of the meeting.

SECTION 6.  At each meeting of the shareholders there shall be present, either in person or by proxy, the holders of a majority of the shares of the Corporation entitled to vote thereat in order to constitute a quorum.  Any meeting of the shareholders at which a quorum is not present may be adjourned from time to time to some other time by a majority of the shareholders represented thereat, but no other business shall be transacted at such meeting.  At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

SECTION 7.  Subject to the next succeeding sentence and except as required by all applicable laws or as otherwise provided in the Certificate of Incorporation or these Bylaws, at all meetings of the shareholders, all questions shall be determined by a majority of the votes cast at the meeting of the holders of shares entitled to vote thereon.  Each director nominee shall be elected to the Board of Directors by the vote of the majority of the votes cast with respect to that director nominee’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the votes cast.  For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee.

If an incumbent director is not elected by a majority of votes cast (unless, pursuant to the immediately preceding paragraph, the director election standard is a plurality), the incumbent director shall promptly offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the director’s offer to tender his or her resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results.  An incumbent director who offers to tender his or her resignation will not participate in the Committee’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto.  An incumbent director who has offered to tender his or her resignation pursuant to this Section 7 shall promptly tender such resignation upon the Board of Directors’ acceptance of such offer.

If a director’s offer to tender his or her resignation is accepted by the Board of Directors pursuant to this Section 7, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article IV, Section 3 or may decrease the size of the Board of Directors pursuant to Article II, Section 9.

Upon all questions, every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share of common stock standing in his name on the books of the Corporation and qualified to vote.

SECTION 8.  At all meetings of the shareholders, absent shareholders entitled to vote thereat may vote by proxy or by the attorney-in-fact thereof.  No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by the laws of the State of Delaware.

SECTION 9.  The Secretary shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided in the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation.  If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.  If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

ARTICLE II.

DIRECTORS

SECTION 1.  The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.  Except as otherwise provided by law and except as hereinafter otherwise provided for filling vacancies, the directors of the Corporation shall be elected in accordance with Article 1, Section 7 by the shareholders entitled to vote at the annual meeting of the shareholders, to hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified or until his earlier resignation or removal.

SECTION 2.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

SECTION 3.  Special meetings of the Board of Directors shall be called at any time by the Secretary at the direction of the Chairman of the Board, the President, one-third of the directors then in office, or the Lead Director in connection with a special meeting of the non-employee directors.

SECTION 4.  Written notice of the time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight hours before the start of the meeting, or if sent by first class mail, at least seven days before the start of the meeting.  A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

SECTION 5.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 6.  A majority of the total number of directors shall be necessary to constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  Notwithstanding the foregoing, the approval of two-thirds of the independent directors (as defined in the Corporation’s Corporate Governance Guidelines) shall be required to approve any compensation granted to the Corporation’s Chief Executive Officer. Any regular or special meeting of the Board at which a quorum is not present may be adjourned from time to time to some other place or time or both by a majority of the directors present without any notice other than an announcement at the meeting at which the adjournment is taken.

SECTION 7.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board of Directors and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

SECTION 8.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 9.  The Board of Directors of the Corporation shall consist of not less than three nor more than fifteen members, the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

SECTION 10.  Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE III.

OFFICERS

SECTION 1.  The Board of Directors shall appoint a Chairman of the Board, a Treasurer and a Secretary.  The Board may at any time appoint a President, one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other officers and agents with such powers and duties as it shall deem necessary.  Each such officer shall serve from the time of his appointment until a successor shall be chosen and qualified or until his earlier resignation or removal.

SECTION 2.  The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors.  He shall be the chief executive officer and head of the Corporation and, subject to the Board of Directors, shall have the general control and management of the business and affairs of the Corporation.  He shall vote any shares of stock or other voting securities owned by the Corporation.  In general, he shall perform all duties incident to the office of the Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

SECTION 3.  The President, if one is appointed, shall be the chief operating officer of the Corporation and, subject to the Board of Directors and the Chairman of the Board, shall have control of the operational aspects of the business and affairs of the Corporation.  He shall see that all orders of the Chairman of the Board are carried into effect, and shall perform all other duties necessary to his office or properly required of him by the Board or the Chairman of the Board.  The President, in the absence of the Chairman of the Board, shall preside at all meetings of shareholders and of the Board of Directors.  If a President is not appointed, or during the absence or disability of the President, or during a vacancy in the office of President, the Chairman of the Board shall perform the duties and have the powers of the President.

SECTION 4.  Vice Presidents, if appointed, shall perform such duties and have such powers as the Board of Directors, the Chairman of the Board, the President or another more senior Vice President shall designate from time to time.

SECTION 5.  The Secretary shall have custody of the seal of the Corporation.  He shall keep the minutes of the Board of Directors, and of the shareholders, and shall attend to the giving and serving of all notices of the Corporation.  He shall have charge of the certificate book and such other books and papers as the Board may direct; and he shall perform such other duties as may be incidental to his office or as may be assigned to him by the Board of Directors.  He shall also keep or cause to be kept a stock book, containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation showing their respective addresses, the number of shares registered in the name of each, and the dates when they respectively became the owners of record thereof, and such books shall be open for inspection as prescribed by the laws of the State~~s~~ of Delaware.  During the absence or disability of the Secretary, or during a vacancy in the office of Secretary, the Assistant Secretary with the greatest seniority shall perform the duties and have the powers of the Secretary.

SECTION 6.  The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks as the Board of Directors may determine.  During the absence or disability of the Treasurer, or during a vacancy in the office of Treasurer, the Assistant Treasurer with the greatest seniority shall perform the duties and have the powers of the Treasurer.

ARTICLE IV.

RESIGNATIONS, REMOVALS AND

VACANCIES OF DIRECTORS AND OFFICERS

SECTION 1.  Any director or officer may resign his office at any time (or shall offer to tender as provided in Article I, Section 7), such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some future time be fixed in the resignation and in that case from that time.  The acceptance of a resignation shall not be required to make it effective.  Nothing herein shall be deemed to affect any contractual rights of the Corporation.

SECTION 2.  Any officer may be removed with or without cause at any time by the Board of Directors.  The removal of an officer without cause shall be without prejudice to his contractual rights, if any.  The election or appointment of an officer shall not of itself create contractual rights.  Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 3.  Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority vote of the Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and directors so chosen shall hold office until such director’s successor shall have been duly elected and qualified.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

ARTICLE V.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION 1.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees) reasonably incurred by such person.  The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2.  Subject to any applicable laws, the Corporation shall pay the expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.  Expenses incurred by former directors and officers or other employees and agents of the Corporation may be advanced upon such terms and conditions as the Corporation deems appropriate.

SECTION 3.  If a claim for indemnification or payment of expenses (including attorneys’ fees) under this Article is not paid in full within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, subject to any applicable laws, the claimant shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim.  In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

SECTION 4.  The rights conferred on any person by this Article shall not contravene the provisions of any applicable laws and such rights shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise.

SECTION 5.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

SECTION 6.  The Corporation may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 7.  The rights provided by or granted pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.  Subject to any applicable laws, all rights provided by or granted pursuant to this Article shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article is in effect.  Any repeal or modification of this Article shall not in any way diminish any rights to indemnification of such directors, officers, employees or agents, or the obligations of the Corporation arising hereunder.

ARTICLE VI.

COMMON STOCK

SECTION 1.  The Corporation is authorized to issue shares of common stock of the Corporation in certificated or uncertificated form.  The shares of the common stock of the Corporation shall be registered on the books of the Corporation in the order in which they shall be issued.  Any certificates for shares of the common stock, and any other shares of capital stock of the Corporation represented by certificates, shall be numbered, shall be signed by the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation.  Any or all of the signatures on a certificate may be a facsimile signature.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or caused to be sent, to the record owner thereof a written statement of the information required by law to be on certificates.

SECTION 2.  Transfers of shares shall be made upon the books of the Corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the Corporation of the certificate or certificates for such shares.

SECTION 3.  The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed.  When authorizing such issuance of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to indemnify the Corporation in such manner as the Board of Directors shall require and/or to give the Corporation a bond, in such form and amount as the Board of Directors may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

SECTION 4.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise may be provided by the General Corporation Law of the State of Delaware.

ARTICLE VII.

CHECKS, DRAFTS AND NOTES

The Chairman of the Board or the President or any officers designated by resolution of the Board of Directors shall sign all checks and drafts necessary to be drawn and may accept any drafts drawn upon the Corporation in due course of business.  No check or draft shall be endorsed by the Corporation and no promissory note, bond, debenture or other evidence of indebtedness shall be made, signed, issued or endorsed by the Corporation unless signed by the Chairman or the President or any officer designated under powers given by a resolution of the Board except that any officer may endorse for collection or deposit only, expressly stating the purpose of such endorsements, checks, drafts and promissory notes to the order of the Corporation.

ARTICLE VIII.

SEAL

The seal of the Corporation shall be in the custody of the Secretary.  It shall be circular in form and shall have engraved upon it the name of the Corporation arranged in a circle and the words and figures “Incorporated 1978 Delaware” across the center of the space enclosed.

ARTICLE IX

BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

The Corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (Business Combination with Interested Stockholders).  This Article X shall be amended only by the affirmative vote of a majority of the Corporation’s shareholders entitled to vote on such matter.

ARTICLE X.

NOTICES

SECTION 1.  Whenever, under any provisions of these By-Laws, notice is required to be given to any shareholder, the same shall be given in writing, either (a) by personal delivery or by mailing such notice to the shareholder’s last known post office address as the same shall appear on the record of shareholders of the Corporation or its transfer agent or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to him at some other address, then addressed to him at such other address, or (b) by a form of electronic transmission consented to by the shareholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware.  Any consent to receive notice by electronic transmission shall be revocable by the shareholder by written notice to the Corporation.  Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

SECTION 2.  Any notice required to be given to any director may be given by the methods stated in Section 1 above.  Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number or electronic mail address as such director shall have filed in writing with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director.  It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

SECTION 3.  All notices given by mail, as above provided, shall be deemed to have been given when deposited, postage prepaid, in a United States post office or official depository.  All notices given to shareholders by a form of electronic transmission, as above provided, shall be deemed to have been given:  (a) if by facsimile, when directed to a number at which the shareholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the shareholder.  All notices given to directors by form of electronic transmission, as above provided, shall be deemed to have been given when directed to the electronic mail address, facsimile number, or other location filed in writing by the director with the Secretary of the Corporation.

SECTION 4.  Whenever notice is to be given to the Corporation by a shareholder under any provision of law or of the Certificate of Incorporation or the By-Laws of the Corporation, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation.  If delivered by electronic mail or facsimile, the shareholder’s notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation’s most recent proxy statement.

ARTICLE XI.

ELECTRONIC TRANSMISSION

When used in these By-Laws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the General Corporation Law of the State of Delaware, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

ARTICLE XII.

AMENDMENT OF BY-LAWS

Except as otherwise provided herein, the Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation by the affirmative action of a majority of its members.  The By-Laws may be adopted, amended or repealed by the affirmative vote a majority of the shares present in person or by proxy and entitled to vote on the matter at any regular meeting of the shareholders or at any special meeting of the shareholders if notice of such proposed adoption, amendment or repeal be contained in the notice of such meeting.